Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2023 (December 22, 2023, as to the effects of the reverse recapitalization described in Note 3 and the divestiture described in Note 5), relating to the financial statements of Complete Solaria, Inc., appearing in the Current Report on Form 8-K of Complete Solaria, Inc., filed on January 4, 2024.

/s/ Deloitte & Touche LLP

San Francisco, California January 4, 2024